

<ARTICLE>                9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CITICORP'S
FORM 10-Q FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999 AND IS QUALIFIED IN
ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS AND ACCOMPANYING
DISCLOSURES.
</LEGEND>
<CIK>             0000020405
<NAME>            CITICORP 1999
<MULTIPLIER>      1,000,000

<PERIOD-TYPE>                               9-MOS <F1>
<FISCAL-YEAR-END>                           DEC-31-1999
<PERIOD-START>                              JAN-01-1999
<PERIOD-END>                                SEP-30-1999
<CASH>                                            8,661
<INT-BEARING-DEPOSITS>                           12,147
<FED-FUNDS-SOLD>                                  4,665<F2>
<TRADING-ASSETS>                                 31,086
<INVESTMENTS-HELD-FOR-SALE>                      43,378
<INVESTMENTS-CARRYING>                                0
<INVESTMENTS-MARKET>                                  0
<LOANS>                                         234,482
<ALLOWANCE>                                       6,706<F3>
<TOTAL-ASSETS>                                  368,495
<DEPOSITS>                                      247,232
<SHORT-TERM>                                     21,168<F4>
<LIABILITIES-OTHER>                              14,410
<LONG-TERM>                                      27,453
<COMMON>                                              0<F5>
<PREFERRED-MANDATORY>                                 0<F5>
<PREFERRED>                                           0<F5>
<OTHER-SE>                                       24,848<F5>
<TOTAL-LIABILITIES-AND-EQUITY>                  368,495
<INTEREST-LOAN>                                  17,099
<INTEREST-INVEST>                                 2,872
<INTEREST-OTHER>                                  2,030
<INTEREST-TOTAL>                                 22,001
<INTEREST-DEPOSIT>                                8,121
<INTEREST-EXPENSE>                               11,155
<INTEREST-INCOME-NET>                            10,846
<LOAN-LOSSES>                                     2,151
<SECURITIES-GAINS>                                  202
<EXPENSE-OTHER>                                   4,949
<INCOME-PRETAX>                                   6,193
<INCOME-PRE-EXTRAORDINARY>                        3,868
<EXTRAORDINARY>                                       0
<CHANGES>                                             0
<NET-INCOME>                                      3,868
<EPS-BASIC>                                         0<F5>
<EPS-DILUTED>                                         0<F5>
<YIELD-ACTUAL>                                     4.79<F6>
<LOANS-NON>                                       3,683<F7>
<LOANS-PAST>                                      1,093<F8>
<LOANS-TROUBLED>                                     52
<LOANS-PROBLEM>                                       0
<ALLOWANCE-OPEN>                                  6,617
<CHARGE-OFFS>                                     2,579
<RECOVERIES>                                        463
<ALLOWANCE-CLOSE>                                 6,706<F3>
<ALLOWANCE-DOMESTIC>                                  0<F9>
<ALLOWANCE-FOREIGN>                                   0<F10>
<ALLOWANCE-UNALLOCATED>                               0<F10>

<F1> On August 4, 1999, CitiFinancial Credit Company ("CCC"), an indirect wholly-owned subsidiary of Citigroup, became a subsidiary of Citicorp Banking Corporation, a wholly-owned subsidiary of Citicorp. Citicorp has issued a guarantee of all outstanding long-term debt and commercial paper of CCC. The Citicorp 3Q99 10-Q reflects this transaction.
<F2> Includes Securities Purchased Under Resale Agreements.
<F3> Allowance activity for the nine months of 1999 includes $54MM in other changes, principally foreign currency translation effects.
<F4> Purchased Funds and Other Borrowings.
<F5> On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. (TRV) (the Merger). Following the Merger, TRV changed its name to Citigroup Inc. (Citigroup). Under the terms of the Merger, Citigroup Common and Preferred Stock were exchanged for Citigroup Common and Preferred Stock.
<F6> Taxable Equivalent Basis.
<F7> Includes $1,469MM of cash-basis commercial loans and $2,214MM of consumer loans on which accrual of interest has been suspended.
<F8> Accruing loans 90 or more days delinquent.
<F9> No portion of Citicorp's credit loss allowance is specifically allocated to any individual loan or group of loans.
<F10> See Footnote F9 above.


